EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR FISCAL YEAR AND FOURTH QUARTER OF 2004

Rosemont, IL– January 25, 2005 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income applicable to common shareholders for the year ended December 31, 2004 of $20.8 million or $2.16 per diluted common share, compared with $15.3 million or $1.61 per diluted common share for the year ended December 31, 2003.

The increase in net income was achieved primarily through lower noninterest expense, principally reduced salary and advertising expense. Noninterest expense declined $7.6 million, or 9.5%, for the year ended December 31, 2004 as compared with 2003. In addition, 2004 results reflect the benefit of redeeming the Series A, 9% preferred stock with the proceeds from junior subordinated debentures in mid-2004. The lower interest rate and the tax deductibility of the interest on the debentures, as compared to the preferred stock dividends, resulted in after-tax savings of approximately $870,000 in 2004.

Net income for the fourth quarter of 2004 was $7.4 million, or $0.76 per diluted common share, compared to net income of $6.8 million, or $0.71 per diluted common share for the third quarter of 2004. Fourth quarter 2004 results benefited from continued interest-earning asset and fee income growth and improved asset quality.

Total assets increased $284.4 million, or 10.9%, to $2.89 billion at December 31, 2004, from total assets at December 31, 2003. Assets increased in 2004 primarily as a result of a $323.6 million, or 20.3%, increase in commercial loans.

“I am pleased with our results for 2004. Realigning our expense structure, combined with the favorable effect of rising interest rates and robust commercial loan growth produced record profitability. The double-digit increase in commercial loans reflects increasing demand and our competitive position as Chicago’s bank for owner/operated businesses “ said Jeffrey W. Taylor, chairman and chief executive officer. “We are entering 2005 positioned for profitable growth over a lower expense base than we began 2004.”

Net Interest Income

Net interest income increased $471,000, or 0.5%, to $96.2 million for the year ended December 31, 2004 compared to $95.7 million during 2003. Average interest-earning asset growth of $177.5 million, or 7.3%, in 2004 offset the decline in our net interest margin from 3.97% in 2003 to 3.71% in 2004.

Net interest income for the fourth quarter of 2004 increased $928,000 or 3.8%, to $25.3 million from $24.3 million in the third quarter of 2004, driven by earning asset growth and a higher net interest margin. The net interest margin increased six basis points to 3.76% in the fourth quarter of 2004 compared to 3.70% in the third quarter of 2004. The gradual rise in short-term interest rates over the last half of 2004 has had a positive impact on the Company’s net interest margin. That positive impact was muted by the incremental interest expense of $1.0 million arising from the $41.2 million of junior subordinated debentures issued in June 2004, which lowered the net interest margin by four basis points in 2004.

Average interest-earning assets increased $53.4 million to $2.71 billion during the fourth quarter of 2004 compared to $2.65 billion during the third quarter in 2004 and increased $265.0 million from $2.44 billion during the fourth quarter of 2003. The higher volume of interest-earning assets during the fourth quarter of 2004 was primarily produced by higher average total loans across all sectors of the Company’s commercial and real estate portfolios. Average loans increased $76.0 million, or 3.7%, to $2.14 billion in the fourth quarter of 2004 as compared to the third quarter of 2004. Fourth quarter 2004 average loans increased $230.6 million and investments increased $48.0 million in comparison to the fourth quarter of 2003.

The following table presents the tax equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. The table adjusts tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35%.

	Tax Equivalent Yield or Rate
	2004				2003
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
INTEREST-EARNING ASSETS:
Investment securities	4.13%	4.22%	4.20%	4.26%	4.50%

Cash equivalents	1.97	1.40	1.00	0.97	0.96

Loans:
Commercial and commercial real estate	5.86	5.55	5.27	5.37	5.50
Residential real estate mortgages	5.37	5.25	5.32	5.48	5.29
Home equity and consumer	5.13	4.85	4.81	4.94	4.92

Net loans, including loan fees	5.88	5.63	5.39	5.52	5.70

Total interest-earning assets (tax equivalent)	5.49	5.30	5.10	5.23	5.37

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits:
Interest-bearing demand deposits	0.97	0.78	0.65	0.69	0.71
Savings deposits	0.30	0.31	0.32	0.31	0.32
Time deposits	2.44	2.25	2.13	2.26	2.32

Total interest-bearing deposits	1.86	1.66	1.54	1.61	1.61

Short-term borrowings	1.31	1.06	0.86	0.87	0.83
Notes payable and FHLB advances	4.65	4.57	4.54	4.32	4.06
Junior subordinated debentures (1)	8.22	7.98	10.32	11.11	11.15

Total interest-bearing liabilities	2.19	2.00	1.83	1.88	1.89

Net interest spread (tax equivalent)	3.30%	3.30%	3.27%	3.35%	3.48%

Net interest margin (tax equivalent)	3.76%	3.70%	3.66%	3.73%	3.89%

(1)	On June 17, 2004, the Company issued $41.2 million of junior subordinated debentures at a floating rate equal to three-month LIBOR plus 2.68%.

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	Three Months Ended			Year Ended
	Dec. 31, 2004	Sept. 30, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003
	(in thousands)
Service charges	$2,487	$2,736	$2,924	$10,854	$12,336
Trust and investment management fees	1,439	1,322	1,350	5,332	4,852
Gain (loss) on sale of investment securities, net	(201)	345	—	144	—
Loan syndication fees	1,350	—	—	1,350	1,000
Other noninterest income	647	222	665	1,646	1,853

Total noninterest income	$5,722	$4,625	$4,939	$19,326	$20,041

Noninterest income decreased $715,000 or 3.6% for the year ended December 31, 2004 compared to 2003. Lower deposit services charges were partially offset by higher trust fees and other noninterest income, principally loan syndication fees.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	Three Months Ended			Year Ended
	Dec. 31, 2004	Sept. 30, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003
	(in thousands)
Salaries, employment taxes, and medical insurance	$7,605	$7,106	$8,684	$31,813	$34,723
Incentives, commissions, and retirement benefits	2,187	1,728	740	7,138	6,343
Occupancy of premises, furniture and equipment	2,682	2,760	2,925	11,357	10,660
Lease abandonment and termination charge	984	—	3,534	984	3,534
Corporate insurance	431	631	646	2,334	2,989
Computer processing	445	517	531	1,874	2,038
Holding company legal fees, net	73	152	160	624	(1,019)
Bank legal fees, net	309	271	491	1,184	1,962
Advertising and public relations	218	104	484	1,489	3,050
Other noninterest expense	3,230	3,041	4,350	12,876	14,943

Total noninterest expense	$18,164	$16,310	$22,545	$71,673	$79,223

Total noninterest expense for the year ended December 31, 2004 declined $7.6 million, or 9.5%, from the same period in 2003. Total salaries and benefits declined $2.1 million, or 5.2% and media advertising declined $1.6 million, or 51.2%. Base salaries, employment taxes, and medical insurance costs decreased $2.9 million, or 8.4%, while incentives, commissions, and employee retirement benefits increased $795,000, or 12.5%. Additionally, 2003 included a $3.5 million lease abandonment charge, while 2004 included a $984,000 lease termination charge. Net legal fees in 2003 at the holding company included a reimbursement of $2.1 million.

Total noninterest expense for the fourth quarter of 2004 increased $1.9 million, or 11.4%, from the third quarter of 2004. The fourth quarter included a $984,000 charge relating to the resolution of our Wheeling facility obligation. We agreed to pay a one-time lease termination fee in exchange for a release from our long-term lease obligation. Additionally, the Company’s attainment of certain performance goals resulted in increased incentive compensation expense accruals in the fourth quarter of 2004.

Income Taxes

Income tax expense was $11.1 million for the year ended December 31, 2004, resulting in an effective tax rate of 32.9%. In comparison, income tax expense for 2003 was $8.6 million, resulting in an effective tax rate of 31.4%. Both 2004 and 2003 income tax expense included the recognition of income tax benefits of approximately $1 million relating to expenses deducted on prior years’ tax returns for which the statute of limitations has expired. Without the recognition of these tax benefits, the effective tax rates would have been 36% and 35% in 2004 and 2003, respectively.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	Dec. 31, 2004	Sept. 30, 2004	Dec. 31, 2003
	(in thousands)
Commercial and industrial	$653,290	$603,406	$589,987
Commercial real estate secured	745,485	722,840	642,364
Real estate-construction	521,443	493,859	364,294
Residential real estate mortgages	64,569	63,796	86,710
Home equity loans and lines of credit	207,164	217,635	253,006
Consumer	18,386	19,559	24,636
Other loans	1,460	964	1,330

Gross loans	2,211,797	2,122,059	1,962,327
Less: Unearned discount	(191)	(218)	(319)

Total loans	$2,211,606	$2,121,841	$1,962,008

Total loans increased by $89.8 million, or 4.2%, during the fourth quarter of 2004 and by $249.6 million, or 12.7% for the year ended December 31, 2004. Commercial real estate secured and real estate construction loans increased $260.3 million, or 25.9% during 2004. Total commercial loans, which includes commercial and industrial, commercial real estate secured and real estate-construction, grew $323.6 million, or 20.3% during 2004. Total consumer-oriented loans, which includes residential real estate mortgages, home equity loans and lines of credit and consumer loans, decreased $74.2 million, or 20.4%, during 2004 as we continue to de-emphasize origination of these consumer-oriented loans.

Loan Quality and Nonperforming Assets

The following table presents the amounts of nonperforming assets and other related data as of the dates indicated:

	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003
	(dollars in thousands)
Loans contractually past due 90 days or more but still accruing interest	$1,807	$4,146	$4,243	$3,092	$4,728
Nonaccrual loans	12,286	18,596	18,542	14,590	18,056

Total nonperforming loans	14,093	22,742	22,785	17,682	22,784
Other real estate owned	46	1,552	1,506	1,563	141
Other repossessed assets	12	11	—	33	23

Total nonperforming assets	$14,151	$24,305	$24,291	$19,278	$22,948

Nonperforming loans to total loans	0.64%	1.07%	1.11%	0.88%	1.16%
Nonperforming assets to total loans plus repossessed property	0.64%	1.14%	1.18%	0.95%	1.17%
Nonperforming assets to total assets	0.49%	0.86%	0.88%	0.71%	0.88%

Restructured loans not included in nonperforming assets	$1,777	$—	$—	$—	$130

The level of nonperforming assets was $14.2 million at December 31, 2004 or 0.49% of total assets compared to $24.3 million, or 0.86% of total assets at September 30, 2004 and $22.9 million, or 0.88% of total assets at December 31, 2003.

Allowance for Loan Losses

The following table presents the activity in our allowance for loan losses and other related data for the periods indicated:

	For the Quarter Ended
	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003
	(dollars in thousands)
Average total loans	$2,135,011	$2,059,005	$2,016,811	$1,970,937	$1,904,430	$1,898,504	$1,913,540	$1,877,768

Total loans at end of quarter	$2,211,606	$2,121,841	$2,060,083	$2,017,716	$1,962,008	$1,890,783	$1,905,862	$1,884,744

Allowance for loan losses:
Allowance at beginning of quarter	$38,204	$36,929	$35,225	$34,356	$34,502	$36,157	$35,697	$34,073

Charge-offs	(3,406)	(1,769)	(1,739)	(2,206)	(3,066)	(4,740)	(1,329)	(813)
Recoveries	853	294	693	325	220	385	256	137

Net charge-offs	(2,553)	(1,475)	(1,046)	(1,881)	(2,846)	(4,355)	(1,073)	(676)

Provision for loan losses	1,833	2,750	2,750	2,750	2,700	2,700	1,533	2,300

Allowance at end of quarter	$37,484	$38,204	$36,929	$35,225	$34,356	$34,502	$36,157	$35,697

Net charge-offs to average total loans	0.48%	0.29%	0.21%	0.38%	0.60%	0.92%	0.22%	0.14%
Allowance to total loans at end of quarter	1.69%	1.80%	1.79%	1.75%	1.75%	1.82%	1.90%	1.89%
Allowance to non-performing loans	265.98%	167.99%	162.08%	199.21%	150.79%	179.43%	206.39%	225.22%

Our allowance for loan losses was $37.5 million at December 31, 2004, or 1.69% of end-of-period total loans and 265.98% of nonperforming loans. At December 31, 2003, the allowance for loan losses was $34.4 million, which represented 1.75% of end-of-period total loans and 150.79% of nonperforming loans.

Net charge-offs during 2004 were $7.0 million, or 0.34% of average loans. In comparison, net charge-offs were $9.0 million, or 0.47% of average loans for the year ended December 31, 2003. Our provision for loan losses was $10.1 million in 2004, an increase of $850,000 over the provision of $9.2 million in 2003.

Our provision for loan losses for the fourth quarter of 2004 was $1.8 million, a decrease of $917,000 from the provision of $2.75 million in the third quarter of 2004. The decrease in the loan loss provision in the fourth quarter was a result of improved asset quality.

“We are pleased with the way in which our portfolio performed in the fourth quarter,” said Bruce Taylor. “It remains true that our credit performance can vary from quarter to quarter as a result of our focus on business banking.”

Funding Liabilities

Total deposits were $2.28 billion at December 31, 2004, an increase of $271.0 million, or 13.5%, as compared to $2.01 billion at December 31, 2003. Our short-term borrowings, which are comprised primarily of securities sold under agreements to repurchase, increased $10.4 million to $229.5 million at December 31, 2004 as compared to $219.1 million at December 31, 2003. Approximately 60% of the increase in funding at December 31, 2004 came from out-of-local-market funding sources. Total out-of-local-market and brokered certificates of deposit totaled $539.2 million at December 31, 2004 as compared to $507.3 million at September 30, 2004 and $362.2 million at December 31, 2003.

Management believes it is more appropriate to evaluate trends in funding by changes in average deposit balances. The following table presents the distribution of our average deposit account balances during each of the quarterly periods indicated:

	For the Quarter Ended
	Dec. 31, 2004		Sept. 30, 2004		Dec. 31, 2003
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
Noninterest-bearing demand deposits	$485,624	21.7%	$452,202	20.6%	$430,027	21.7%
Interest-bearing demand deposits	564,978	25.3	579,485	26.4	567,427	28.7
Savings deposits	86,371	3.9	89,670	4.1	90,833	4.6
Time deposits:
Certificates of deposit	517,243	23.1	506,337	23.1	485,542	24.5
Out-of-local-market certificates of deposit	111,273	5.0	97,980	4.5	80,409	4.1
Brokered certificates of deposit	402,619	18.0	398,393	18.2	269,061	13.6
Public Funds	66,661	3.0	67,894	3.1	56,254	2.8

Total time deposits	1,097,796	49.1	1,070,604	48.9	891,266	45.0

Total deposits	$2,234,769	100.0%	$2,191,961	100.0%	$1,979,553	100.0%

Noninterest bearing deposits consist primarily of commercial customer checking accounts. Total average noninterest-bearing deposits increased by $33.4 million, or 7.4% during the fourth quarter of 2004 and $55.6 million, or 12.9% compared with the fourth quarter of 2003. Total average out-of-market and brokered certificates of deposit averaged $513.9 million during the fourth quarter of 2004, as compared to $496.4 million during the third quarter of 2004 and $349.5 million during the fourth quarter of 2003.

Taylor Capital Group, Inc. is a bank holding company headquartered in Rosemont, Illinois, a suburb of Chicago. The Company derives substantially all of its revenue from its subsidiary, Cole Taylor Bank, which presently operates 11 banking centers throughout the Chicago metropolitan area.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if historically low interest rates continue or if interest rates fluctuate as well as the effect of any imbalances in the interest rate sensitivities of our assets and liabilities; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; the risks associated with our reliance on third-party professionals who provide certain financial services to our customers; changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in our December 31, 2003 Annual Report on Form 10-K under the caption “Risk Factors.”

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Contact:

For Taylor Capital Group, Inc.

Heidi Hookstadt (847-653-7555)

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) Dec. 31, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$79,250	$88,504
Investment securities	533,619	488,302
Loans, net of allowance for loan losses of $37,484 and $34,356 at December 31, 2004 and 2003, respectively	2,174,122	1,927,652
Premises, leasehold improvements and equipment, net	14,787	20,548
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	12,516	12,058
Other real estate and repossessed assets, net	58	164
Goodwill	23,354	23,354
Other assets	50,370	43,074

Total assets	$2,888,076	$2,603,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$519,158	$445,193
Interest-bearing	1,764,879	1,567,891

Total deposits	2,284,037	2,013,084
Short-term borrowings	229,547	219,108
Accrued interest, taxes and other liabilities	46,093	39,479
Notes payable and FHLB advances	85,500	110,500
Junior subordinated debentures	87,638	45,000

Total liabilities	2,732,815	2,427,171

Stockholders’ equity:
Preferred stock	—	38,250
Common stock	100	98
Surplus	147,682	143,918
Unearned compensation - stock grants	(1,383)	(1,138)
Retained earnings (deficit)	16,386	(2,106)
Accumulated other comprehensive income (loss)	(467)	4,520
Treasury stock	(7,057)	(7,057)

Total stockholders’ equity	155,261	176,485

Total liabilities and stockholders’ equity	$2,888,076	$2,603,656

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
Interest income:
Interest and fees on loans	$31,518	$27,287	$114,598	$111,963
Interest and dividends on investment securities:
Taxable	4,847	4,700	20,486	21,158
Tax-exempt	487	555	1,998	2,309
Interest on cash equivalents	150	106	271	454

Total interest income	37,002	32,648	137,353	135,884

Interest expense:
Deposits	8,179	6,295	28,389	28,396
Short-term borrowings	688	429	2,228	2,124
Notes payable and FHLB advances	1,067	1,145	4,336	4,617
Junior subordinated debentures	1,801	1,254	6,199	5,017

Total interest expense	11,735	9,123	41,152	40,154

Net interest income	25,267	23,525	96,201	95,730
Provision for loan losses	1,833	2,700	10,083	9,233

Net interest income after provision for loan losses	23,434	20,825	86,118	86,497

Noninterest income:
Service charges	2,487	2,924	10,854	12,336
Trust and investment management fees	1,439	1,350	5,332	4,852
Gain (loss) on sale of investment securities, net	(201)	—	144	—
Other noninterest income	1,997	665	2,996	2,853

Total noninterest income	5,722	4,939	19,326	20,041

Noninterest expense:
Salaries and employee benefits	9,792	9,424	38,951	41,066
Occupancy of premises	1,786	1,934	7,465	7,203
Furniture and equipment	896	991	3,892	3,457
Lease abandonment and termination charge	984	3,534	984	3,534
Corporate insurance	431	646	2,334	2,989
Computer processing	445	531	1,874	2,038
Legal fees, net	382	651	1,808	943
Advertising and public relations	218	484	1,489	3,050
Other noninterest expense	3,230	4,350	12,876	14,943

Total noninterest expense	18,164	22,545	71,673	79,223

Income before income taxes	10,992	3,219	33,771	27,315
Income taxes	3,606	728	11,110	8,568

Net income	$7,386	$2,491	$22,661	$18,747

Preferred dividend requirements	—	(860)	(1,875)	(3,443)

Net income applicable to common stockholders	$7,386	$1,631	$20,786	$15,304

Basic earnings per common share	$0.77	$0.17	$2.18	$1.62
Diluted earnings per common share	0.76	0.17	2.16	1.61

Taylor Capital Group, Inc.

Summary of Selected Quarterly Financial Data

Dollars in Thousands

Unaudited

	Year-to-Date Dec. 31,		2004				2003
	2004	2003	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Condensed Income Data:
Interest income	$137,353	$135,884	$37,002	$34,972	$32,869	$32,510	$32,648
Interest expense	41,152	40,154	11,735	10,633	9,376	9,408	9,123

Net interest income	96,201	95,730	25,267	24,339	23,493	23,102	23,525
Provision for loan losses	10,083	9,233	1,833	2,750	2,750	2,750	2,700

Net interest income after provision for loan losses	86,118	86,497	23,434	21,589	20,743	20,352	20,825
Noninterest income:
Service charges	10,854	12,336	2,487	2,736	2,848	2,783	2,924
Trust and investment mgmt. fees	5,332	4,852	1,439	1,322	1,333	1,238	1,350
Gain (loss) on sale of investments	144	—	(201)	345	—	—	—
Other	2,996	2,853	1,997	222	123	654	665

Total noninterest income	19,326	20,041	5,722	4,625	4,304	4,675	4,939
Noninterest expense:
Salaries and employee benefits	38,951	41,066	9,792	8,834	9,594	10,731	9,424
Occupancy, furniture and equipment	11,357	10,660	2,682	2,760	2,973	2,942	2,925
Lease abandonment and termination charge	984	3,534	984	—	—	—	3,534
Legal fees, net	1,808	943	382	423	674	329	651
Advertising and public relations	1,489	3,050	218	104	745	422	484
Other	17,084	19,970	4,106	4,189	4,430	4,359	5,527

Total noninterest expense	71,673	79,223	18,164	16,310	18,416	18,783	22,545

Income before income taxes	33,771	27,315	10,992	9,904	6,631	6,244	3,219
Income tax expense	11,110	8,568	3,606	3,072	2,324	2,108	728

Net income	$22,661	$18,747	$7,386	$6,832	$4,307	$4,136	$2,491

Preferred dividend requirement	(1,875)	(3,443)	—	—	(1,014)	(861)	(860)

Net income available to common stockholders	$20,786	$15,304	$7,386	$6,832	$3,293	$3,275	$1,631

Per Share Data:
Net income per common share:
Basic	$2.18	$1.62	$0.77	$0.72	$0.35	$0.35	$0.17
Diluted	2.16	1.61	0.76	0.71	0.34	0.34	0.17
Cash dividends per common share	0.24	0.24	0.06	0.06	0.06	0.06	0.06
Book value per common share	16.08	14.57	16.08	15.57	14.42	15.10	14.57
Dividend payout ratio	11.11%	14.91%	7.89%	8.45%	17.65%	17.65%	35.29%
Weighted average shares-basic	9,539,242	9,449,336	9,610,499	9,554,121	9,500,486	9,490,917	9,470,030
Weighted average shares-diluted	9,644,515	9,528,785	9,765,748	9,619,540	9,557,106	9,623,105	9,595,062
Shares outstanding-end of period	9,653,549	9,486,724	9,653,549	9,572,915	9,518,556	9,497,789	9,486,724

Average Balance Sheet Data (1):
Total assets	$2,736,325	$2,566,684	$2,820,783	$2,761,292	$2,726,271	$2,635,749	$2,557,358
Investments	560,648	504,272	542,032	572,656	586,149	541,829	494,017
Cash equivalents	17,264	43,248	29,859	21,844	9,902	7,262	43,424
Loans	2,045,723	1,898,604	2,135,011	2,059,005	2,016,811	1,970,937	1,904,430
Total interest-earning assets	2,623,635	2,446,124	2,706,902	2,653,505	2,612,862	2,520,028	2,441,871
Interest-bearing deposits	1,698,026	1,583,101	1,749,145	1,739,759	1,672,843	1,629,336	1,549,526
Borrowings	315,020	333,287	299,564	289,838	339,976	331,149	316,284
Junior subordinated debentures	68,709	45,000	87,638	87,638	52,744	46,400	45,000
Total interest-bearing liabilities	2,081,755	1,961,388	2,136,347	2,117,235	2,065,563	2,006,885	1,910,810
Noninterest-bearing deposits	447,345	394,511	485,624	452,202	442,258	408,822	430,027
Total stockholders’ equity	163,939	172,615	151,421	147,954	177,975	178,719	177,105

Performance Ratios (annualized):
Return on average assets	0.83%	0.73%	1.05%	0.99%	0.63%	0.63%	0.39%
Return on average equity	13.82%	10.86%	19.51%	18.47%	9.68%	9.26%	5.63%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$96,201	$95,730	$25,267	$24,339	$23,493	$23,102	$23,525
Add: Tax equivalent adjust.-investment (2)	1,085	1,263	264	268	274	279	304
Tax equivalent adjust.-loans (2)	172	181	41	40	47	44	50

Tax equivalent net interest income	$97,458	$97,174	$25,572	$24,647	$23,814	$23,425	$23,879

Net interest margin without tax adjust.	3.67%	3.91%	3.72%	3.65%	3.61%	3.68%	3.83%
Net interest margin - tax equivalent (2)	3.71%	3.97%	3.76%	3.70%	3.66%	3.73%	3.89%
Yield on investments without tax adjust.	4.01%	4.65%	3.93%	4.04%	4.01%	4.06%	4.25%
Yield on investments - tax equivalent (2)	4.20%	4.90%	4.13%	4.22%	4.20%	4.26%	4.50%
Yield on loans without tax adjust.	5.60%	5.90%	5.87%	5.63%	5.38%	5.51%	5.69%
Yield on loans - tax equivalent (2)	5.61%	5.91%	5.88%	5.63%	5.39%	5.52%	5.70%
Yield on earning assets without tax adjust.	5.24%	5.56%	5.44%	5.25%	5.05%	5.18%	5.31%
Yield on earning assets - tax equivalent (2)	5.28%	5.61%	5.49%	5.30%	5.10%	5.23%	5.37%
Yield on interest-bearing liabilities	1.98%	2.05%	2.19%	2.00%	1.83%	1.88%	1.89%
Net interest spread - without tax adjust.	3.26%	3.51%	3.26%	3.25%	3.22%	3.30%	3.42%
Net interest spread - tax equivalent (2)	3.30%	3.56%	3.30%	3.30%	3.27%	3.35%	3.48%
Average interest-earning assets to average interest-bearing liabilities	126.03%	124.71%	126.71%	125.33%	126.50%	125.57%	127.79%

Taylor Capital Group, Inc.

Summary of Selected Quarterly Financial Data

Dollars in Thousands

Unaudited

	Dec. 31, 2004	Dec. 31, 2003	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004

Condensed Balance Sheet Data:
Total assets	$2,888,076	$2,603,656	$2,832,509	$2,768,023	$2,717,854
Investment securities	533,619	488,302	553,934	564,398	577,480
Total loans	2,211,606	1,962,008	2,121,841	2,060,083	2,017,716
Allowance for loan losses	37,484	34,356	38,204	36,929	35,225
Goodwill	23,354	23,354	23,354	23,354	23,354
Total deposits	2,284,037	2,013,084	2,248,773	2,172,180	2,082,070
Short-term borrowings	229,547	219,108	206,912	197,127	273,397
Notes payable and FHLB advances	85,500	110,500	95,500	95,500	95,500
Junior subordinated debentures	87,638	45,000	87,638	87,638	46,400
Preferred stock	—	38,250	—	38,250	38,250
Common stockholders’ equity	155,261	138,235	149,080	137,297	143,412
Total stockholders’ equity	155,261	176,485	149,080	175,547	181,662

Asset Quality Ratios:
Nonperforming loans	$14,093	$22,784	$22,742	$22,785	$17,682
Nonperforming assets	14,151	22,948	24,305	24,291	19,278
Allowance for loan losses to total loans	1.69%	1.75%	1.80%	1.79%	1.75%
Allowance for loan losses to nonperforming loans	265.98%	150.79%	167.99%	162.08%	199.21%
Net charge-offs to average total loans (3)	0.34%	0.47%	0.29%	0.29%	0.38%
Nonperforming assets to total loans plus repossessed property	0.64%	1.17%	1.14%	1.18%	0.95%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	5.38%	6.78%	5.26%	6.34%	6.68%
Average stockholders’ equity to average assets (4)	5.99%	6.73%	6.21%	6.65%	6.78%

Footnotes:

(1)	Average balances are daily averages.
(2)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35.0%.
(3)	Based upon year-to-date annualized net charge-offs.
(4)	Based upon year-to-date averages.